Exhibit 99.1

Enabling Mission - Critical IoT June 2021

Section 1 Company Overview

Speaker List Reese Mozer Founder & CEO Vijay Somandepalli Founder & CTO Eric Brock Chairman & CEO Stewart Kantor Founder, President & CFO 3

Investment Highlights

1

Disruptive FullMAX software-based wireless platform, network solution required for MC-IOT

- Ondas owns the critical IP supporting IEEE standards 802.16s and 802.16t (Industrial wireless broadband)
- Aggregates scarce, low-frequency spectrum; enables low-cost, high-performance private licensed broadband networks
- Enables Fog and Edge computing along with adoption of Drone and sensors-based data solutions

2

American Robotics acquisition enhances MC-IoT platform and business model

- First and ONLY fully autonomous drone with FAA approval for BVLOS operation
- Provides access to continuous industrial data stream not previously available; Data is the product – not aircraft
- Deep customer relationships introduces new cross-selling revenue opportunities

3

Massive global TAM – Legacy network upgrades and MC-IoT / Drone adoption

- Legacy private industrial networks are end-of-life, urgently require upgrades
- Fog and Edge computing along with sensors-based solutions drive ROI for MC-IoT investments
- Drone is the "ultimate data gathering edge device for a mission-critical network"

4

Large Class 1 Rail and AURA Drone networks; blue-chip ScoutTM customer pipeline

- FullMAX software platform allows critical field area operations to run more efficiently and safely
- Global, Tier 1 industrial vendors such as Siemens support adoption given synergies of MC-IoT solution
- Pent-up demand for ground-breaking Scout System™; customer pipeline surging post-FAA approval

5

Attractive financial model, capital light, recurring revenue and high margins

- FullMAX platform is large system sale, with recurring system and software maintenance
- Robot-as-a-Service (RaaS) enhances margin profile and recurring revenue stream

ONDAS NETWORKS

AMERICAN ROBOTICS

Source: Company Information.

4

Ondas Networks Overview • Founded: 2006 • T i cke r : O ND S (N a s d a q ) • He a d q u a rters : S u nn y va l e , C A • P a tents : 1 4 pate n ts ( 6 i ss ued in t h e U . S . , 7 p e n d i ng in t h e U . S . , 1 p e n d i ng i n t e r n a t io n a ll y ) • Industrial IoT Standards: 802. 16s ; 802. 1 6 t ( p e n d i n g ) Ecosystem Partners / Customers • Next - gen, MC - IoT Industrial wireless broadband platform • Massive private network upgrade cycle in critical infrastructure • R a i l r o a d s , U t i l i t i es , P u b l i c Sa f ety , O i l & G as , D r on es • Fog - compute & intelligent sensor - based solutions at network edge • B l u e c h ip c u s t o me rs a n d e c o s y s t e m p a r t n e rs • Multiple Class 1 Rail networks (including 900 MHz) targeted • Nationwide, UAS command & control network (AURA Network Systems) • FullMAX Software platform forms core of IEEE wireless standards • Attractive, capital - light financial model with software - like economics Business Highlights Snapshot 5

FullMAX – Moving Cloud to the Edge



Legacy Industrial WAN
Corporate Cloud
Legacy NB Base
Legacy NB Base
Legacy NB Remote
Legacy NB Remote
Ondas Intelligent WAN
Corporate Cloud
Ondas Intelligent Fog
FullMAX Embedded Software and Edge Processing
FullMAX Intelligent Base Station
FullMAX Edge Remote
FullMAX Edge Remote
FullMAX Edge Remote
FullMAX Edge Remote
Edge Sensors
SLOWER
Application Speed / Response Time
FASTER

Ondas FOG

- End-to-end platform
- Maximize data capacity
- Efficiently allocate precious bandwidth capacity
- Prioritize mission-critical applications
- Enable low latency
- Edge-compute

Future proof software-defined network

6

Large End Markets – Data Demand Drives Upgrade Cycle T e c h n o l o g y Drivers E d g e C o m p u t i ng $16bn global market by 2025 ( ¹ ) Wide Area IoT $33bn by 2022 ( ² ) Large, E s t a bli she d Markets Electric Utility $15bn global market by 2021 ( ³ ) Land Mobile Radio $32bn global market by 2027 (4) Oil & Gas $5bn global market by 2022 (5) Railroads E x p e c t e d P T C s p e n d > $10bn (6) Drones $100bn in commercial spend (7) • Favorable market dynamics creating significant tailwinds for Ondas • Ample support for projected revenue ramp • Thirteen years of software development provides first mover advantage (5) “Oilfield Communications Market.” MarketsandMarkets Research Private Ltd., April 2017. (6) Federal Railroad Administration, 2009. (7) PWC, May 2016 7 (1) “Edge Computing Market.” MarketsandMarkets Research Private Ltd., July 2020. (2) “Wide - Area IoT Report.” Dell'Oro Group, Inc., October 2020. (3) “Utility Communication Market.” MarketsandMarkets Research Private Ltd., March 2017. (4) “Global Land Mobile Radio (LMR) Systems Industry.” Global Industry Analysts, Inc., July 2020.

FullMAX Enables Safer Rails, Faster Trains ~5% Productivity Increase ~$4.5 billion Additional Revenue for Railroads Onboard Te l e m e t ry A T CS V o i c e PT C FullMAX S o f t w are Platform Onboard T e l e m e try 450MHZ ATCS 90 0 M H z Voice 16 0 M H z PTC 22 0 M H z Legacy Systems Ondas Intelligent Fog • Multiple, siloed, single - purpose networks • Narrowband capacity • Not upgradable • Legacy applications • Lower speed networks • End of life systems • Single, multi - band platform • Broadband capacity • Future - proof, upgradeable Edge • New, MC - IoT applications • Increased data rates / throughput • More efficient network operations FCC Upgrade M an d at e 8

Class 1 Freight Rail Required Upgrades

Adoption of FullMAX by Rail infrastructure


National Network
All Other Rail
BNSF
UP
CSXT
NS
KCS
CN
CP
Other Owners

Key Class 1 Rail Statistics

- Common network across all 7 Class 1 Rails
- 140,000 Miles of Track
- 40,000 Waysides
- 65,000 Rail Crossings
- 25,000+ locomotives / 1.6 million rail cars
- 900 MHz / 160 MHz total addressable market of >$1.5 billion

Expect commercial adoption beginning with 900 MHz in 2021

Source: Siemens Mobility; Ondas estimates.

9

Ondas / Siemens Partnership

Siemens partnership addresses FCC-required rail network upgrade

SIEMENS

Siemens Mobility and Ondas Networks bring next-gen wireless communications to North American Rail Market

ONDAS
NETWORKS
The Foundation of MC-IoT Ecosystems

- **Siemens partnership validates Ondas FullMAX solution**
  - Supports new rail applications – Advanced Grade Crossing Activation and Monitoring, Wayside Inspection, Railcar Monitoring, On-locomotive telemetry; Advanced Train Control (ATCS)
  - Dual mode, backwards-compatible systems
- **Applications integrated with Ondas' edge software; protocols run in Ondas Fog**
- **Siemens sells & supports Ondas FullMAX platform under Siemens (Airlink) brand**
- **Additional product integration planned; multiple networks & International markets**

Siemens Legacy ATCS Solution


SIEMENS

- Narrowband systems using inefficient legacy protocols
- 1980s vintage – No road map
- Multiple unit system; compute not embedded

Ondas / Siemens ATCS Solution


ONDAS

- Next generation platform; rapid response to most new variable or user requirement
- More capacity and throughput, and edge compute enabled
- ATCS protocol on a unified system

10

Aura Networks – Drone Navigation Platform

Developing FAA-approved nationwide UAS (1) Command and Control (C2) network



- **Initial 450 MHz network was deployed in 2020**
- **Solution to FAA bottleneck**
  - Spectrum efficient, channelized software platform
  - BVLOS (2) requires dedicated channel to each on-network drone
- **FullMAX platform superior UAS economic model**
  - Lower infrastructure costs
  - More on-network drones per tower location
- **AURA funded by Cerberus affiliates**



2021	2022 (Expected)	2023 (Expected)
Optimized customer test equipment	**Complete Commercialization**	**Achieve FAA certification**
Launch major FAA commercialization project	**Begin network densification**	**Deploy commercial system**

(1) Unmanned Aerial Systems ("UAS"); (2) Beyond Visual Line-of-Site ("BVLOS").

11

Recent Business Developments and Outlook

	900 MHz Deployment	• MC-IoT lab built—enhances rail/drone growth • Rail operating committee event in Q2 2021 • Targeting 900 MHz commercial deployment in 2H 2021
SIEMENS	**ATCS developed**	• 2nd product integration launched • Global distribution • 2H 2021 commercial ATCS orders targeted
AURA NETWORK SYSTEMS	**FAA commercialization accelerating**	• FCC waiver received; funding secured • Phase 1 – transitional network; optimized equipment • FAA commercialization JV pending
AR AMERICAN ROBOTICS	**Announced Acquisition**	• Target acquisition close in Q3 of 2021 • Build field support • Accelerate Scout™ deployments

12

American Robotics | Introduction

Leadership



Reese Mozer
Founder & CEO
M.S., Carnegie Mellon



Dr. Vijay Somandepalli
Founder & CTO
Ph.D., Stanford

Company Highlights

The only company approved by FAA to operate fully-automated drone without humans on-site

- Fully automated, end-to-end industrial-grade drone system
- Exclusive set of FAA approvals to operate autonomously without humans on-site
- High margin, recurring revenue Robot-as-a-Service (RAAS) business model with $100B+ TAM[(1)]
- Unique, full stack IP portfolio critical to real-world autonomy
- Deep customer pipeline in industrial and agricultural markets





(1) PWC, 2016

13

14 FullMAX Network | The Nervous System for Drone Applications Infrastructure - Picks & Shovels for the Drone Economy

Ondas + American Robotics | A Complete Data Platform for Industry

THE NEXT GENERATION OF INDUSTRIAL DATA | HIGH-RESOLUTION & HIGH-FREQUENCY



- Scout System™ is a workhorse for repetitive labor-intensive field operations
- Thousands of autonomous drones collect & analyze high-resolution data continuously
- FullMAX unlocks full scale of commercial market ($100B+ TAM[1])
- Ondas reliable secure command & control (C2) link required by FAA
- Ondas high-bandwidth network enables delivery of actionable analytics
- Marketing & sales synergies across industries: industrial, agriculture, public safety, defense

ONDAS NETWORKS





(1) PWC, 2016

15

American Robotics | Overview 16 F AA A pp r o v e s F i rs t F u ll y A u t o m ate d C o mm erc i a l D r o n e F li g h ts “American Robotics will lay the groundwork for other advances and accelerated growth of the industry”

American Robotics | The Key Commercial Drone Problem Solved

$100B+[1] POTENTIAL | NO SCALABLE SOLUTION CURRENTLY ON THE MARKET

Why is this huge market underpenetrated today?

The answer is two-fold:

Problem 1

Manually operated drones are not practical.

- For 90% of commercial drone use cases, a drone must fly repetitively and continuously over the same plot of land day-after-day, year-after-year, to have value.
- When examining the full operation loop from setup to processed, analyzed data, it is clear that operating a drone manually is much more than a full-time job.

Problem 2

Default FAA regulations prohibit automated operation.

- Without appropriate waivers and exemptions, the FAA requires a human pilot to be present anytime a drone is flying, among other burdensome restrictions. Since the human eye can only see a drone up to roughly 0.5 miles, this is economically prohibiting.
- Without approvals to operate in a truly automated manner, drones wide-scale commercial deployment is economically challenging.

The manual drone operation loop



1
Drive to Site
2
Unpack & Setup
3
Program Route
4
Fly
5
Recover
6
Swap Battery
7
Charge Batteries
8
Extract Data
9
Transfer Data
10
Process Data
11
Analyze Data
12
Repeat

The automated drone operation loop



1
Sip coffee
2
Receive analysis

(1) PWC, 2016

17

American Robotics | The Scout System™

Fully-automated, AI-powered drone system capable of continuous, unattended operation.

CUSTOMER

SCOUTVIEW™

Secure customer web interface, mission scheduler, data viewer, analytics software, & API



Critical Scout System Features

Launch	Precision Landing	Mission Planning	Data Processing
Flight	Charging	Scheduling	Data Transmission
Imaging	Storage	Obstacle Avoidance	System Diagnostics

SCOUT™ DRONE

Fully-autonomous, AI-powered drone with visual, multispectral, and thermal sensor payloads

SCOUTBASE™

Weatherproof storage, docking, charging, data processing, and data transfer station



SCOUTOPS™

Remote operator's interface for oversight, maintenance, system diagnostics, and fleet administration



TASA™

Advanced ground-based air traffic detection sensor



- A fleet of connected, weatherproof Scouts™ remain indefinitely in an area of operation, autonomously collecting data each day, self-charging, and seamlessly delivering data analysis regularly and reliably
- With the human removed from the field and data processing achieved at the edge, customers can focus on the data, not piloting

18

American Robotics | Exclusive FAA Approvals Critical to Commercial Markets First mover advantage defended by critical IP, trade secrets, and experience FAA Approves Commercial Drone Flights with No On - Site Pilots "This week’s authorization marks a seminal legal milestone, one that paves the way for developers in the drone industry to expand operations for pilot - less aircraft." Flight Beyond - Visual - Line - of - Sight (BVLOS) • Key to permitting automated operation, the Scout system does not require a pilot to be on - site with eyes on the drone. No Visual Observers or Humans Required • Unlike other technologies, the Scout system requires no humans of any kind to be present on - site while the drone is flying. Without this ability, automation is not possible. In - Person Preflight Checks Not Required • In addition, humans are not required to be present during any other stage of operation, such as pre - flight visual inspections of the aircraft. Flight Over Roads • Also critical, the Scout system is permitted to transit over roads in the areas in which we operate without on - site human supervision. 19

American Robotics | $100+ (1) Billion Addressable Market 20 (1) P W C , 201 6

American Robotics | Customer Pipeline Significant Pent - up Demand with Blue - chip Customers 21

American Robotics | Robot-as-a-Service (RAAS)

True automation allows for a complete solution and attractive business model

- RaaS model bundles hardware, software, operations, and maintenance into one annual subscription fee. This has 2 effects:
  1) It lowers the annual cost of data acquisition via drone to what AR believes is ten times less than current methods
  2) it provides the Company with recurring software-like margins.
- Also allows for continued software improvements, upgrades, and new features that can be monetized through tiered pricing and app store-like concept, allowing for continued user experience improvement and potential increase in revenue per unit over time.



AR

ANNUAL SUBSCRIPTION FOR SERVICE

The Scout System is bundled into an annual subscription fee, encompassing the full suite of hardware, software, and services, allowing American Robotics to provide customers the highest performing product at the lowest possible cost.

REAL-TIME AUTOMATED OPERATION

Once installed, each Scout system operates at its maximum capacity. Automated missions occur multiple times per day, guaranteeing customers the best data at the highest frequency.

LOW UPFRONT CAPITAL COSTS

The Robot-as-a-Service (RaaS) model allows American Robotics to lower the burden of upfront manufacturing and hardware costs. Aside from initial installation and shipping costs, all customers pay for is the service the Scout system provides.

NO LONG-TERM RISK

Subscription fees are billed annually, and replacement units can be swapped out at the end of the service life. American Robotics will also periodically install new software updates and provide access to the new features, assuring industry-best performance throughout a customer's subscription.

NO MAINTENANCE RESPOSIBILITIES

American Robotics staff remotely oversee the operation of customer units and manage routine and unscheduled maintenance requirements.

NO CUSTOMER PILOT TRAINING

Both the technology itself and American Robotics' staff oversee the real time operation of a customer's units. Health status and performance are constantly monitored to assure optimal performance, and no pilot training is required for a customer's staff to integrate t his technology into their business.

22

American Robotics | Economics of Automation Average cost of drone pilot is $150 per hour Pilot cost ranges from $100 - $500 per hour (source: Drone Deploy) Performance Difference: In addition to cost reduction, the Scout System w o rks a r o u n d t h e cl ock, 2 4 h ou rs p e r d a y. Between flight missions, each unit is: • C h a r g i ng t h e d r o n e • P a t h p l a nn i ng n e x t m i s s ion • P r o c es s i n g c u s t omer d ata • A n aly z i n g c u s t omer d ata • S t o r i n g c u s t omer d ata • T ra n s f er r i n g c u s t omer d ata • M o n i to r i n g s y s tem h ealth • M o n it or i ng a ir s p a c e $50 , 000 $547,500 $200,000 $400,000 $600,000 $800,000 $ 1 , 0 0 0, 0 00 $ 1 , 2 0 0, 0 00 vs. 10 operational hours per day $1,400,000 P ric e $0 S c o ut S y s t e m D r o n e P i l o t Se r v i c e 11x $50 , 000 23 $1,314,000 $0 $200,000 $400,000 $600,000 $800,000 $ 1 , 0 0 0, 0 00 $ 1 , 2 0 0, 0 00 $ 1 , 4 0 0, 0 00 P ric e 11x cheaper than using a manual drone service at average rates . 26x 26x cheaper than using a manual drone service at average rates. Annual Price ($) Annual Price ($) vs. 24 operational hours per day

A m e r i can R o b ot i cs | S cou t S ys t e m Œ U n i t E con om i cs 24 Note: For illustrative purposes only; Actual results may differ materially. S o urc e : M anag e m e n t ass u m p t i o ns (1) (2) (3)

American Robotics | Potential ARR 25 U . S Mar k et O n ly 1 , 2 , 3 ,4

Section 2 Financial Overview

American Robotics | Deal Summary 27 ▪ Acquisition expected to close in Q3 2021 ▪ Purchase price: $61.2 million ▪ Key Deal Terms: Cash $7,500,000 Promissory note 2,000,000 Total Cash $9,500,000 Common shares 6,750,000 Shares underlying warrants 1,875,000 Total Shares 8,625,000 Note: The acquisition is subject to customary closing conditions, including approval by the Ondas stockholders of the equity to be issued to American Robotics stockholders.

Pro Forma Balance Sheet (Q1)

SELECT BALANCE SHEET DATA:	As of March 31, 2021			
(Unaudited)	Ondas Holdings Inc.	American Robotics	Transaction Accounting Adjustments	Pro Forma Consolidated
ASSETS				
Current Assets:				
Cash and cash equivalents	$ 24,026,187	$ 725,483	$ (9,500,000)	$ 15,251,670
Total current assets	26,201,142	731,126	(9,500,000)	17,432,268
Intangible assets, net	332,603	-	40,986,000	41,318,603
Goodwill	-	-	19,655,280	19,655,280
Total other assets	551,138	525,755	60,641,280	61,718,173
Total assets	**$ 26,948,503**	**$ 1,413,027**	**$ 51,141,280**	**$ 79,502,810**
LIABILITIES AND STOCKHOLDERS' DEFICIT				
Current Liabilities:				
Secured promissory note	$ 7,064,364	$ -	$ -	$ 7,064,364
Total current liabilities	11,340,993	768,781	1,787,001	13,896,775
Long-Term Liabilities:				
Total long-term liabilities	898,577	3,071,025	(2,725,000)	1,244,602
Total liabilities	12,239,570	3,839,806	(937,999)	15,141,377
Stockholders' Equity (Deficit):				
Common stock - par value $0.0001	2,667	-	732	3,399
Common stock warrants	-	-	5,887,500	5,887,500
Owners' Equity	-	(2,426,779)	2,426,779	-
Additional paid in capital	83,093,932	-	49,648,643	132,742,575
Accumulated deficit	(68,387,666)	-	(5,884,375)	(74,272,041)
Total stockholders' equity (deficit)	14,708,933	(2,426,779)	52,079,279	64,361,433
Total liabilities and stockholders' equity (deficit)	**$ 26,948,503**	**$ 1,413,027**	**$ 51,141,280**	**$ 79,502,810**

28

Pro Forma P&L (Q1) SELECT P&L DATA Three Months Ended March 31, 2021 (Unaudited) Transaction Ondas American Accounting Pro Forma Holdings Inc. Robotics Adjustments Consolidated Revenues, net $ 1,164,764 $ 50,000 $ - $ 1,214,764 Cost of goods sold 555,350 - - 555,350 G r os s p r o f i t 609,414 50,000 - 659,414 Operating expenses: General and administration 2,408,854 617,291 759,786 3,785,931 S a l e s a n d m a r k e t i n g 187,372 10,659 - 198,031 Research and development 894,576 145,114 - 1,039,690 Amortization - - 683,100 683,100 Total operating expenses 3,490,802 773,064 1,442,886 5,706,752 Operating loss $ (2,881,388) $ (723,064) $ (1,442,886) $ ( 5 , 047 , 338) Net loss $ ( 3 , 138 , 119) $ (527,800) $ ( 1 , 402 , 304) $(5,068,223) Weighted average number of common shares outstanding, basic and diluted 26,672,040 - 9,197,917 35,869,957 29

Outlook – Accelerating Near - Term Adoption and Optionality Large, Reference Networks Scout System TM Integration New Ecosystem Partners New MC - IoT Applications 30 Expa n s i o n Drivers Note: Estimates are for illustrative purposes only; Actual results may differ materially.

Investment Highlights

1 Disruptive FullMAX software-based wireless platform, network solution required for MC-IOT

- Ondas owns the critical IP supporting IEEE standards 802.16s and 802.16t (Industrial wireless broadband)
- Aggregates scarce, low-frequency spectrum; enables low-cost, high-performance private licensed broadband networks
- Enables Fog and Edge computing along with adoption of Drone and sensors-based data solutions

2 American Robotics acquisition enhances MC-IoT platform and business model

- First and ONLY fully autonomous drone with FAA approval for BVLOS operation
- Provides access to continuous industrial data stream not previously available; Data is the product – not aircraft
- Deep customer relationships introduces new cross-selling revenue opportunities

3 Massive global TAM – Legacy network upgrades and MC-IoT / Drone adoption

- Legacy private industrial networks are end-of-life, urgently require upgrades
- Fog and Edge computing along with sensors-based solutions drive ROI for MC-IoT investments
- Drone is the "ultimate data gathering edge device for a mission-critical network"

4 Large Class 1 Rail and AURA Drone networks; blue-chip ScoutTM customer pipeline

- FullMAX software platform allows critical field area operations to run more efficiently and safely
- Global, Tier 1 industrial vendors such as Siemens support adoption given synergies of MC-IoT solution
- Pent-up demand for ground-breaking Scout System™; customer pipeline surging post-FAA approval

5 Attractive financial model, capital light, recurring revenue and high margins

- FullMAX platform is large system sale, with recurring system and software maintenance
- Robot-as-a-Service (RaaS) enhances margin profile and recurring revenue stream

ONDAS NETWORKS

AMERICAN ROBOTICS

Source: Company Information.

31

Appendix 32

American Robotics | Purchase Price (1) Based on a per share price of $6.78, which was the closing price of Ondas' common stock on May 25, 2021. (2) Based on a share price of $3.14, which is the call option value based on a Black - Scholes fair value calculation 33 (1) (2)

Pro Forma EBITDA 34 (Unaudited) Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long - term strategic decisions regarding capital structure and capital investments.

FullMAX – Software in the Fog


Corporate Cloud
Edge Compute Software
IP Packetization and Transport
Docker / Container Integrated
Edge Compute
Multi Layer Encryption
Authentication
Virtual Firewall
FullMAX Embedded Software and Edge Processing
Ondas FullMAX Intelligent Base Station
Network Management Software
Bandwidth Allocation Engine
Packet Prioritization Engine
Fog Application Manager
Traffic Optimizer Engine:
– Process at Edge, or
– Distribute within Fog, or
– Transport to Cloud
Ondas Intelligent Fog
FullMAX Edge Remote
FullMAX Edge Remote
FullMAX Edge Remote
FullMAX Edge Remote
Edge Sensors
Slower
Application Speed / Response Time
Faster

35

Ondas Networks | C2 Solution for all Drone Applications

Local

Lower Altitude

- 3-mile+ radius operations
- Drone-as-a-Service, distributed
- Remote Flight Operations
- Fully Autonomous
- Edge Processing and rich data collection







Private WAN

Lower Altitude

- Long Endurance Missions
- Major Industrials / Multiple Airframes
- Rails, Utilities, O&G, Government
- Sophisticated hand offs
- Customer Owned Frequencies


Electric Grid Infrastructure


Rail Infrastructure


Natural Gas Infrastructure

Nationwide

High Altitude – up to 40K feet

- Managed Services Platform Industrial, Security, Government
- Long distance, Coast-to-Coast
- Nationwide Frequency Owned by Aura Specifically for A2G
- Multi-tenant model, Air-traffic control



36

N o t e : N o t d r a w n t o sc a le . COVERAGE RELIABLE SECURE FullMAX platform – 1,000x greater coverage of current networks # Cells C ost 1, 000 ~$50 .0M 100 ~$10 .0M 1 ~$0 .1M C ove r ag e 28 sq. miles 2,800 sq. miles 2.8 sq. miles Consumer Industrial 5G 4G LTE FullMAX FullMAX – Coverage, Cost and Security vs. Consumer Networks 37 Q U A LI T Y OF SERVICE

300x + c a p a c it y 38 Capacity upgrade enables Fog computing and other high value, MC - IoT applications Ondas technology enables aggregation of scarce, low frequency spectrum The WIDE Industrial PIPE – Spectrum Harvesting

FullMAX Solves Bandwidth Bottleneck


Legacy Conventional Narrowband
Base Stations
1
2
3
4
5
25 kHz
25 kHz
25 kHz
25 kHz
25 kHz
Legacy Radios
FullMAX Software Platform
Ondas FullMAX Platform
Ondas Intelligent Fog
25 kHz
25 kHz
25 kHz
25 kHz
25 kHz
Edge Remotes

39

Flywheel – Ecosystem Accelerates Near-Term Adoption

Adoption Cycle Accelerating


BNSF
ASSOCIATION OF AMERICAN RAILROADS
UNION PACIFIC
CSX
Network Rail
AURA NETWORK SYSTEMS
Customer Adoption
Ecosystem Partner
SIEMENS
IAI
JVCKENWOOD
AURA NETWORK SYSTEMS
ONDAS NETWORKS
Emerging Tech
New MC-IoT Apps
IoT Software
Fog / Edge Compute
Sensors
Rail ATCS
LMR Data
Drone C2
MISSION CRITICAL-IOT
MC IoT

40

FullMAX – High Value Connectivity vs. Industrial Solutions

	LoRa Unlicensed LP-WAN [1]	verizon Narrowband IoT at&t	ONDAS FullMAX
Value	*Commodity (e.g., Low-cost sensors)*	*Low (e.g., Streetlamps)*	*High (e.g., Train control)*
Private / Licensed	*No*	*No*	*Yes*
Range	*½ Mile*	*1 – 3 Miles*	*30+ Miles*
Speed	*Narrowband*	*Narrowband*	*Broadband*

(1) Low-Power Wide Area Network ("LP-WAN").

41

FullMAX – Comprehensive MC-IoT Software-Based Solution

Software platform with configurable base station and remote edge settings



VENUS
ONDAS
NETWORKS
DC Input
Reset
Remote Software Defined Radio
Container
Other Edge SW
Analytics/AI+ML Layer
Historian
Application Software/ Rules Engine
Protocol Layer
Security/Firewall
Wayside Devices
Sensor Gateway
AEI [1] / Other Data

MC-Edge Appliance

- Secure firewall
- Storage at the edge
- AI/ML analytics capable
- Local decision making

Tier 2 Network Integration

- LoRa Sensor Gateway
- SCADA, AEI
- Wi-Fi

(1) Automatic Equipment Identification ("AEI").

42

FullMAX – Software Defined Radio (SDR) Platforms

Core Network and Edge Devices Host FullMAX Software Platform

Venus


ONDAS
VENUS

- Operates as a Base Station or a Remote Radio
- Narrowband or Broadband Operation
- Mobile and Fixed

Jupiter


ONDAS
JUPITER

- Primarily Base Station Application
- Increased Processing Power (X12 ARM) for 1000s of remotes
- MIMO 2x2 (enhanced coverage, up to 2x throughput)

Mars


ONDAS
MARS

- Primarily Base Station Application
- Increased Processing Power (X12 ARM)
- Very High TX Power (up to 100 Watts)
- MIMO 1x2 (enhanced coverage)

Neptune


ONDAS

- Primarily Remote Radio Mobile & Fixed
- Dust, Water, Shock, and Vibration Resistant
- Drones and Mobile Installation

Mercury


ONDAS
MERCURY

- Low Cost / Compact Remote Radio
- Single Board Design
- High Volume IIoT Radio

Siemens ATCS[1]



- High-power Edge Appliance
- Backwards compatible with legacy system
- Ondas strategic partner

43

(1) ATCS = "Advanced Train Control System."

Freight Rail – Mission Critical Applications



Intratrain Communication
Back Office
Head of Train
Crossings
Defect Detectors
Base Stations
Maintenance Vehicles / Personnel
Train Detection Circuits in Rail
Locomotive Voice and Data
Wayside Signaling
Drones
Railcar MOTES
End of Train
FullMAX Base Station up to 100 Watts
FullMax Remote Radios

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Disclaimer This presentation is being provided for information purposes only and does not constitute an offer to sell or a solicitation of an offer to purchase any of Ondas Holdings Inc.’s (“we,” “us,” “our,” “Ondas,” or the “Company”) securities nor shall there by any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. This presentation is not intended, nor should it be distributed, for advertising purposes, nor is it intended for broadcast or publication to the general public. Nothing in this presentation should be regarded as a representation by any person that these objectives will be achieved, and the Company undertakes no duty to update its objectives, except to the extent required by applicable laws or rules. Statements made in this presentation that are not statements of historical or current facts are “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward - looking statements are predictions based on our current expectations about future events. Examples of forward - looking statements include, among others, statements made in this presentation regarding the proposed transaction contemplated by the definitive agreement, including the benefits of the transaction, revenue opportunities, anticipated future financial and operating performance, and results, including expectations for growth, and the expected timing of the transaction. Because forward - looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of Ondas' control. Therefore, you should not rely on any of these forward - looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward - looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the transaction; (2) the inability to complete the transaction, including due to failure to obtain approval of the stockholders of Ondas, required regulatory approvals, or satisfy other conditions to closing in the definitive agreement; (3) the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction; (4) the ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of management to integrate the combined company's business and operation, and the ability of the parties to retain key employees; (5) costs related to the transaction; (6) risks relating to the uncertainty of pro forma and projected financial information with respect to the combined company; and (7) other risks and uncertainties indicated from time to time in the preliminary and definitive proxy statements to be filed with the SEC relating to the transaction, including those under “Risk Factors” therein, and in Ondas' other filings with the SEC. Ondas cautions that the foregoing list of factors is not exhaustive. Ondas cautions readers not to place undue reliance upon any forward - looking statements, which speak only as of the date made. Ondas does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward - looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Ondas gives no assurance that after the transaction the combined company will achieve its expectations. We have filed a registration statement on Form S - 3 (including a base prospectus), with the SEC for the offering for which this presentation relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus, together with the information incorporated by reference therein, and the other documents that we have filed with the SEC for more complete information about the Company and this offering. You may view these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and accompanying prospectus, when available, may be obtained from Oppenheimer & Co. Inc., Attn: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667 - 8055, or by email at EquityProspectus@opco.com. This presentation also contains estimates and other information concerning our industry that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information. In addition to U.S. GAAP financials, this presentation contains non - GAAP financial measures. These non - GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non - GAAP financial measures used by the Company may differ from the non - GAAP financial measures used by other companies. A reconciliation of these measures to the most directly comparable U.S. GAAP measure is included in the Appendix to this presentation. Additional Information about the Transaction and Where to Find It In connection with the proposed transaction described herein, Ondas intends to file relevant materials with the SEC, including a preliminary proxy statement and, when available, a definitive proxy statement. Promptly after filing its definitive proxy statement with the SEC, Ondas will mail the definitive proxy statement and a proxy card to each Ondas stockholder entitled to vote at the meeting of stockholders relating to the transaction. INVESTORS AND STOCKHOLDERS OF ONDAS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ONDAS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT ONDAS, AMERICAN ROBOTICS, AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ondas with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by visiting Ondas' investor relations section at www.ondas.com. The information contained on, or that may be accessed through, the websites referenced in this presentation is not incorporated by reference into, and is not a part of, this presentation or any document filed by Ondas with the SEC. Participants in the Solicitation Ondas and its directors and executive officers may be deemed participants in the solicitation of proxies from Ondas’ stockholders with respect to the transaction. The names and other information about those directors and executive officers and a description of their ownership of Ondas common stock and other interests in Ondas and in the transaction will be included in the definitive proxy statement relating to the transaction and will be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the definitive proxy statement relating to the transaction when available. Other information regarding the interests of the participants in the proxy solicitation will be included in the definitive proxy statement relating to the transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above. No Offer or Solicitation This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, by Ondas, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the securities laws of such state. Any offering of the securities will only be by means of a statutory prospectus meeting the requirements of the rules and regulations of the SEC and applicable law or in accordance with an applicable exemption from the registration requirements thereof. 45